Exhibit 5.1

Fox Rothschild LLP
997 Lenox Drive
Lawrenceville, New Jersey 08648
(609) 896-3600
(609) 896-1469 Fax

June 21, 2006

Radiant Logistics, Inc.
1227 120th Avenue N.E.
Bellevue, WA 98005

Dear Gentlemen:
We have acted as special counsel to Radiant Logistics, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), of a registration statement on Form S-1, as amended (Registration No. 333-133048) (the "Registration Statement"), relating to the offer and sale of up to 14,847,461 shares (the "Shares") of common stock, $.001 par value per share, of the Company which may be offered and sold from time to time by the selling shareholders identified in the Registration Statement.

As special counsel to the Company, we have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, including the resolutions of the Company's board of directors and other records relating to the authorization, sale, and issuance of the Shares, communications or certifications of public officials, certificates of officers, directors and representatives of the Company and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based upon the foregoing, we are of the opinion that the Shares described in the Registration Statement are duly authorized, validly issued, fully paid and non-assessable.

Our opinion expressed herein is limited to the laws of the State of Delaware.

This opinion letter has been prepared for your use in connection with the offer and sale of the Shares, speaks as of the date the Registration Statement is declared effective by the Securities and Exchange Commission, and we assume no obligation to advise you of any changes in the foregoing subsequent to that date.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Fox Rothschild LLP